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PROMISSORY NOTE
$ 16,949,000.00                              Dated: June 30,1998
FOR VALUE RECEIVED, the undersigned, EMERITUS PROPERTIES III, INC., a Washington corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of DEUTSCHE BANK AG, NEW YORK BRANCH or its registered assigns (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of SIXTEEN MILLION NINE HUNDRED FORTYNINE THOUSAND AND NO/100 DOLLARS ($16,949,000.00) owing to the Lender by Borrower pursuant to that certain Credit Agreement by and among EMERITUS PROPERTIES II, INC. ("EII"), EMERITUS PROPERTIES V, INC. ("EV"), EMERITUS PROPERTIES VII, INC. ("EVII") and the Lender, dated as of April 29,1998 (the "Original Credit Agreement"), as amended that certain Amendment of Credit Agreement (the "Amendment") by and among EII, EV, EVII, Borrower and the Lender, dated as of the date hereof (the Original Credit Agreement as amended by the Amendment is referred to herein as the "Credit Agreement"; terms defined therein being used herein as therein defined) on the dates and in the amounts specified in the Credit Agreement.
Borrower promises to pay to Lender or its registered assigns interest on the unpaid principal amount of the Loan (as defined below) from the date of the Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest are payable in lawful money of the United States of America to Deutsche Bank AG, New York Branch, as Lender, at Lender s Account, in same day funds.
This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of a single advance (the "Loan") by the Lender to Borrower in an aggregate amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of Borrower resulting from such Loan being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of Borrower under this Promissory Note, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.
All parties now and hereafter liable with respect to this Promissory Note hereby waive presentment, demand, protest and all other notices of any kind.
[SIGNATURE PAGE TO FOLLOW)
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This Promissory Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. PLEASE BE ADVISED THAT ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY,EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

EMERITUS PROPERTIES III, INC.
a Washington corporation
By :  /s/:  Kelly J. Price
Name:  Kelly J. Price
Title: Vice President